<DOCUMENT>
<TYPE>CORRESP
<SEQUENCE>1
<FILENAME>filename1.txt
<DESCRIPTION>
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                   ARC287BC Corporation
             232 Union Blvd., Totowa, NJ 07512
                       ARC287BC.com
            Cell 862-703-9196 Office 973-595-6494

United States Security and Exchange Commission 09/14/2017
Division of Corporate Finance
100 F Street, N.E.
Washington, DC 20549

Attention:  Patrick Kuhn (202) 551-3308
            Claire Erlanger (202) 551-3301
            Sonia Bednarowski (202) 551-3666
            J. Nolan McWilliams Attorney Advisor (202) 551-3217

Re:ARC287BC Corporation
         Form 1-A Registration Statement (Registration no. (024-10611)
         Originally filed on December 2, 2016, as amended.

Request for Qualification

         Requested Date:September 28, 2017
         Requested Time:2:00 PM Eastern Time

Ladies and Gentlemen:

ARC287BC Corporation (the Registrant) hereby requests that the Securities and Exchange Commission (the Commission) take appropriate action to qualify the above-captioned Registration Statements on Form 1-A qualified at the
Requested Date and Requested Time set forth above or as soon thereafter as practicable.

TThe Registrant hereby authorizes Jaeson Birnbaum, Esq. Registrants outside counsel, to orally modify or withdraw this Qualification Request.

Registrant hereby acknowledges that:

Should the Commission of the staff, acting pursuant to delegated authority, qualify the filing, it does not foreclose the Commission from taking any action with respect to the filing;the action of the Commission or the staff, acting pursuant to delegated authority, qualify the filing, does not relieve the company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and the company may not assert staff comments and/or qualifications as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

The Registrant requests that it be notified of such qualification by telephone call to Mr. Wilson X. Bezerra at his cell 973-277-1526 or his office at 973-595-6494.

Sincerely,
ARC287BC Corporation

By:  /s/Wilson X. Bezerra
     Wilson X. Bezerra
     Chief Executive Officer

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